Exhibit 10.1

Fourth Amendment to License Agreement

This Fourth Amendment to License Agreement (“Fourth Amendment”) is dated June 6, 2022 (“Effective Date”) and entered into by and between Gritstone bio, Inc., formerly known as Gritstone Oncology, Inc. (“Licensee”) and MIL 21E, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated September 6, 2018, as amended by that certain First Amendment to License Agreement dated July 11, 2019, as amended by that certain Second Amendment to License Agreement dated May 20, 2020, as amended by that certain Third Amendment to License Agreement dated September 21, 2021 (collectively, “License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Fourth Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.
Licensed Premises. Effective February 1, 2023 (“Fourth Extended Term Commencement Date”), Section 1(a) of the License Agreement is hereby amended by (i) deleting the existing Exhibit 1 in its entirety, and replacing it with Exhibit 1-A attached hereto, and (ii) deleting Section 1(a)(A) in its entirely and replacing it with the following:

(A) a non-transferable, non-assignable license to, (i) use Lab J, more specifically identified in the blue-shaded portion of the floor plan attached to this Fourth Amendment as Exhibit 1-A (“Lab Suite”), and (ii) use Office J, more specifically identified in the blue-shaded portion of the floor plan attached to this Fourth Amendment as Exhibit 1-A (“Office Suite”),

2.
Term. Section 2(a) of the Licensed Agreement is hereby modified by adding the following new sentences to the end of the Section:

The Term of the Agreement as to the Licensed Premises defined pursuant to Section 1 of this Fourth Amendment shall be extended (“Fourth Extended Term”). The Fourth Extended Term shall commence the Fourth Extended Term Commencement Date and shall expire on June 30, 2023 (“Expiration Date”). For the avoidance of doubt, effective January 31, 2023, Licensee’s License shall terminate as to Lab Suite D and Office Suite M, and Licensee shall surrender the same pursuant to all terms and conditions of the License Agreement (“Released Space”).

3.
License Fee. Section 3(a) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Effective as of the Fourth Extended Term Commencement Date, Licensee shall pay Licensor a monthly license fee of $187,693.00 (“Fourth Extended Term License Fee”), as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Fourth Extended Term License Fee shall be subject to all the same terms and conditions as the License Fee.

4.
Occupants. Section 1(c) of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Fourth Extended Term Commencement Date, Occupants shall be defined as forty one (41) of Licensee’s members, employees or agents.

5.
Security Deposit: The following shall be added to the end of Section 3(d) of the License Agreement:

Effective the Fourth Extended Term Commencement Date, Licensee shall remit a Security Deposit equal to $187,693.00 to Licensor (“Fourth Extended Term Security Deposit”). As Licensee has already paid Licensor a security deposit of $375,926.70 under the License Agreement (“Previous Security Deposit”), Licensor shall retain the Previous Security Deposit in the amount of the Fourth Extended Term Security Deposit and release the remainder pursuant to the terms of the License Agreement in relation to the Released Space.

6.
Initial Payment. Section 3(e) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Effective the Fourth Extended Term Commencement Date, Licensor shall hold an amount equal to $187,693.00 as the license fee for the last month of the Fourth Extended Term.

7.
Parking. Section 6 of the License Agreement is hereby modified by adding the following new sentence to the end of the Section:

Effective the Fourth Extended Term Commencement Date, Licensee’s Parking Spaces shall be defined as five (5) unreserved parking spaces.

8.
Notice. The following shall be added to the end of Section 15(j) of the License Agreement:

A copy of any notice to Licensor pursuant to this License Agreement shall be sent to the following address:

SmartLabs

10 Fan Pier, 4th Floor

Boston, MA 02210

Attn: Legal Department

9.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Fourth Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee in relation to this Third Amendment, Licensee agrees to defend the same and indemnify Licensor against any such claim.

10.
Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

11.
Counterparts. This Fourth Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Fourth Amendment as of the Effective Date.

LICENSOR: LICENSEE:

/s/ Brian Taylor /s/ Andrew Allen

______________________________ ______________________________

By: Brian Taylor By: Andrew Allen

Title: Head of Field Operations Title: President & CEO

SCHEDULE A

Start	End	License Fee
05/01/22	08/31/22	$296,145.26
09/01/22	01/31/23	$375,926.70
02/01/23	06/30/23	$187,693.00

Exhibit 1-A

Omitted pursuant to Regulation S-K, Item 601(a)(5)